EXHIBIT 24.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement, filed on Form S-3 File No. 333-XXXXX for the registration of 780,680 shares of Series A convertible preferred stock and 3,988,255 shares of common stock, of our report dated February 19, 1999, included in Konover Property Trust, Inc.'s Form 10-K filed April 1, 1999, and to all references to our firm included in this registration statement.

                                            /s/ Arthur Andersen LLP

Raleigh, North Carolina,
   September 23, 1999.